UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 230

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 788-4545

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, Alpine Immune Sciences, Inc. (the “Company”) announced via press release that the Company’s board of directors (the “Board”) appointed Mark Litton, Ph.D., as President and Chief Operating Officer of the Company, effective August 6, 2018. In connection with Dr. Litton’s appointment, Dr. Jay Venkatesan, the Company’s former President, notified the Company on August 2, 2018 of his intent to resign effective as of August 6, 2018. Dr. Venkatesan will continue to serve as a non-employee member of the Board.

Dr. Litton, age 50, previously served as the chief business officer, treasurer and secretary since 2004 of Alder BioPharmaceuticals, Inc., a publicly-traded biopharmaceutical company co-founded by Dr. Litton in 2004. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing and partnering numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc., currently Sirna Therapeutics, Inc., a biopharmaceutical company and wholly-owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc, currently GlaxoSmithKline plc, a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough, now Merck & Co., a publicly-traded pharmaceutical company. Dr. Litton holds a Ph.D. in Immunology from Stockholm University, an M.B.A. from Santa Clara University and a B.S. in Biochemistry from the University of California, Santa Cruz.

There are no arrangements or understandings between Dr. Litton and any other persons pursuant to which he was appointed President and Chief Operating Officer. There are also no family relationships between Dr. Litton and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Dr. Litton’s appointment as President and Chief Operating Officer, the Company and Dr. Litton entered into an executive employment agreement (the “Employment Agreement”), based on the Company’s form of executive employment agreement. The Employment Agreement does not have a specific term and provides that Dr. Litton is an at-will employee.

Pursuant to the Employment Agreement, Dr. Litton is entitled to the following compensation and benefits:

•

An annual base salary of $410,000, with eligibility to earn an annual discretionary bonus of up to 40% of his base salary, based upon the achievement of certain Company and individual goals determined by the Board or the compensation committee of the Board.

•

Equity awards consisting of an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant (the “Inducement Option”). One-fourth of the shares underlying the Inducement Option will vest on August 6, 2019 and 1/48th of the total number of shares underlying the Inducement Option will vest on each monthly anniversary thereafter, such that the shares underlying the Inducement Option will be fully vested on August 6, 2022. Vesting of the Inducement Option is subject to Dr. Litton’s continued employment with the Company on the applicable vesting dates. In addition, the Employment Agreement specifies that the vesting of the shares underlying the Inducement Option will accelerate pursuant to the terms of the Company’s Severance Policy (as defined below). The Inducement Option will be made as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules and without stockholder approval. The terms and conditions of the Inducement Option are substantially similar to options granted pursuant to the Company’s 2018 Equity Incentive Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, inducement awards may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company. A copy of the form of inducement option grant agreement that includes the terms and conditions of the Inducement Option is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the Inducement Option and form of inducement option grant agreement do not purport to be complete and are qualified in their entirety by reference to the exhibit.

•

Equity awards consisting of an option to purchases 50,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant (the “Performance Option”), subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan. The option will vest upon satisfaction of certain performance goals determined by the Board or the compensation committee of the Board.

•	Eligibility to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally.

•	Certain severance benefits upon termination of employment or a change in control of the Company pursuant to the Severance Policy.

In addition, in connection with the Employment Agreement, Dr. Litton entered into an at-will employment, confidential information, invention assignment and arbitration agreement (the “Confidentiality Agreement”). The Confidentiality Agreement requires Dr. Litton, among other things, not to compete, either directly or indirectly, with the Company while employed by the Company and for one year following the termination of his employment with the Company. The Confidentiality Agreement also requires Dr. Litton not to solicit the Company’s employees or consultants to terminate their relationship with the Company while Dr. Litton is employed by the Company and for one year following the termination of his employment with the Company.

In connection with his appointment, Dr. Litton will enter into a standard indemnification agreement in the form previously approved by the Board.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing Dr. Litton’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Change of Control and Severance Policy

The Company previously adopted a Change of Control and Severance Policy (the “Severance Policy”), which applies to certain key employees of the Company, including Dr. Litton, as designated by the Committee from time to time. The Severance Policy has a term of three years, and automatically renews for additional one-year terms.

Pursuant to the Severance Policy, if the Company terminates Dr. Litton’s employment other than for cause, death or disability or Dr. Litton resigns for good reason on or within 12 months following a change of control, then, subject to the Severance Conditions (as defined below), Dr. Litton will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	A lump-sum payment totaling 100% of Dr. Litton’s applicable annual base salary.

•	A lump-sum payment equal to (i) 100% of Dr. Litton’s applicable target annual bonus plus (ii) a payment equal to Dr. Litton’s pro-rated applicable target annual bonus.

•	100% of Dr. Litton’s then-outstanding and unvested time-based equity awards will become vested and exercisable.

•	Payment or reimbursement of continued health coverage for Dr. Litton and his dependents under COBRA for a period of up to 12 months.

Further, under the Severance Policy, if the Company terminates Dr. Litton’s employment other than for cause, death or disability or Dr. Litton resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, Dr. Litton will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	Continued payments totaling 75% of Dr. Litton’s applicable annual base salary over a period of 9 months.

•	Payment or reimbursement of continued health coverage for Dr. Litton and his dependents under COBRA for a period of up to 9 months.

To receive the severance benefits upon a qualifying termination, either in connection with or not in connection with a change of control, Dr. Litton must sign and not revoke the Company’s standard separation agreement and release of claims within the timeframe set forth in the Severance Policy and must continue to adhere to his non-competition, non-disclosure, and invention assignment agreement (the “Severance Conditions”).

If any of the payments provided for under the Severance Policy or otherwise payable to Dr. Litton would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then Dr. Litton will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Dr. Litton.

The foregoing description of the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the Severance Policy, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2017 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Stand-Alone Inducement Stock Option Grant.

10.2	Executive Employment Agreement, dated August 6, by and between the Company and Mark Litton.

99.1	Press release dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine Immune Sciences, Inc.

Date: August 6, 2018	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer